SEPARATION AND CONSULTING AGREEMENT
                       -----------------------------------

This SEPARATION AND CONSULTING AGREEMENT (this "Agreement") is entered into by and between CONTINENTAL INFORMATION SYSTEMS CORPORATION ("Company") and MICHAEL ROSEN ("Executive"), as of the 20th day of June 2002 (the "Execution Date").


                                    RECITALS
                                    --------


      WHEREAS, until the date hereof, Executive was a member of the Boards of Directors and the Chief Executive Officer of the Company and certain of its subsidiaries; and

      WHEREAS, the Company is winding down its operations and Executive will resign from his position as officer and director of the Company and its subsidiaries in order to reduce expenses and allow Executive to pursue other business opportunities; and

      WHEREAS, Executive has agreed to assist the Company in maximizing the recovery on its assets to the benefit of the Company and its shareholders; and

      NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    AGREEMENT
                                    ---------


1.    Termination of Employment. The parties agree that effective on June 20,
      -------------------------
      2002, Executive's employment with Company and its subsidiaries is terminated, and Executive resigns his positions as director and officer of the Company and its subsidiaries.

2.    Consulting Period. From June 20, 2002 through June 19, 2004 (the
      -----------------
      "Consulting Period"), Executive shall consult with and assist the Company with respect to any matters Company may reasonably request, including the collection of outstanding loans and maximization of recovery on all of the Company's assets. Company acknowledges that Executive may be employed in a full time position with another Company during the Consulting Period or pursue any other business opportunities of Executive's choosing, but Executive shall remain reasonably available to assist Company during the Consulting Period.

      In consideration of Executive assisting Company in maximizing recovery on its assets, Company will pay Executive six percent of all payments received by the Company from the Company's collection of loans and other investments of the Company. Executive shall be reimbursed for expenses incurred during the Consulting Period and for additional services provided by Executive in such amounts as the Company shall agree.

3.    Expenses.  Any unreimbursed business expenses incurred on behalf of the
      --------
      Company prior to the date hereof shall be paid to the Executive in accordance with the Company's expense reimbursement policies.

4.    General Release of Claims by Executive.  As a material inducement to
      --------------------------------------
      Company to enter into this Agreement, Executive, for himself and his heirs, executors, legal representatives and assigns, as a knowing and voluntary act, hereby forever releases and discharges Company and Company's current, former and future officers, directors, shareholders, employees, trustees, agents, insurers, attorneys, predecessors, successors, affiliates, related companies, parent companies, subsidiaries, divisions and assigns and all persons acting by, through, under or in concert with any of these (the Company and all of the foregoing persons and entities are hereinafter referred to separately and collectively, as the "Releasees") from, and covenants not to sue the Releasees; as follows:

      a. Executive, on behalf of himself, his heirs, executors, administrators, legal representatives, and assigns, releases and forever discharges the Releasees from any and all claims, complaints, allegations, demands, actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extends, and executions or causes of action of any kind whatsoever, whether at law, admiralty, or in equity, direct or indirect, known or unknown, in tort, contract, by statute or any other basis for relief, compensatory, punitive, liquidated or other damages, expenses (including attorneys' fees), reimbursements or costs of any kinds ("Claims") which he ever had, now has, or hereafter can, shall or may have or assert against Releasees, for any matter, cause or thing which may have occurred on or before the date of the execution of this General Release.

      b.   This General Release specifically includes, but is not limited to:

           (i) any and all Claims for wages and benefits (including without limitation salary, stock, commissions, bonuses, severance pay, health and welfare benefits, vacation pay and any other fringe-type benefits), provided, however, that nothing herein shall affect Executive's vested rights in any 401K plan maintained by the Company;

           (ii) any and all Claims for wrongful discharge, breach of contract (whether written or oral, express or implied) including but not limited to promissory or equitable estoppel and implied covenants of good faith and fair dealing;

           (iii) any and all Claims for alleged employment discrimination, harassment or retaliation on the basis of age, race, color, religion, sex (including sexual harassment), sexual orientation, pregnancy, ancestry, national origin, veteran status, disability, handicap and/or any other protected basis, in violation of any federal, state or local statute, ordinance, judicial precedent or executive order, including but not limited to claims for discrimination under the following statutes: Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1966, the Civil Rights Act of 1991, the New York Human Rights Law, as amended, the New York Equal Rights Law, the Family and Medical Leave Act, the Immigration Reform and Control Act, the Age Discrimination in Employment Act, as amended, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, as amended, the Rehabilitation Act of 1973, as amended, the Americans with Disabilities Act, the New York Rights of Persons with Disabilities Law, the New York Nondiscrimination Against Genetic Disorders Law, the Equal Pay Act and the New York Equal Pay Law;

           (iv) any and all Claims under any federal or state statute relating to Executive benefits, including but not limited to the Executive Retirement Income Security Act of 1974;

           (v) any and all Claims in tort (including but not limited to any Claims for misrepresentation, defamation, interference with contract or prospective economic advantage, intentional infliction of emotional distress and negligence);

           (vi) any and all Claims for additional compensation or damages of any kind;

           (vii) any and all Claims for retaliation or retaliatory discharge;
                 and

           (viii)any and all Claims for attorney's fees and costs.

      c. This General Release extends to all of the aforementioned Claims and potential Claims which arose on or before the date of this Agreement, including pre- and post-employment causes of action, whether now known or unknown, suspected or unsuspected, matured or unmatured, and this constitutes an essential term of this Agreement. This General Release does not extend to claims which arise after the Effective Date.

      d. Notwithstanding anything to the contrary contained herein, this General Release shall not affect Executive's right to indemnification from the Company pursuant to the Company's Certificate of Incorporation and By-laws.

5.    Benefit Plans.  The Executive acknowledges he has no vested monies or
      -------------
      other benefits to which Executive might be entitled from or under any benefit, pension or retirement savings plan of the Company, other than the Company's 401K plan.

6.    Confidential Information.  Executive acknowledges that by reason of his
      ------------------------
      employment, Executive occupied a position of trust and confidence and

      Executive has been furnished or has otherwise received access to the Company's Confidential Information, defined for purposes of this Agreement as consisting of: information which relates to (i) the Company's past, present or future products, research, development, improvements, inventions, processes, techniques, designs or other technical data, lists of authorized dealers or distributors, customer information, customer lists, costs of provided services, price lists or other compilations for marketing or development; (ii) administrative, management, financial, sales, marketing or manufacturing activities of the Company or of a third party which provided proprietary information to the Company on a confidential basis. Confidential Information shall not include information generally available, or not actually maintained as confidential by the Company. "Customer information" shall include name, title and position of contact personnel, needs, preferences, concerns, corporate personality and other information that is useful in obtaining and maintaining the customer's repeat business and good will. All such information, including any materials, software or documents containing such information, is considered by the Company and Executive as proprietary and confidential ("Confidential Information").

7.    Protection of Confidential Information.  Executive agrees to preserve and
      --------------------------------------
      protect the confidentiality of the Confidential Information and all physical forms thereof. In addition, Executive shall not (i) disclose or disseminate the Confidential Information to any third party, including, without limitation, other employees of the Company who do not have a legitimate business need to know; (ii) copy, transmit (electronically or otherwise), or remove Confidential Information from the Company's premises; or (iii) use Confidential Information for his own benefit or the benefit of any third party.

8.    Property of Company.  Executive acknowledges and agrees that all
      -------------------
      Confidential Information generated during the course of working for the Company is the property of the Company. Executive agrees to immediately deliver to the Company all documents and other tangible items containing Confidential Information.

9.    No Suits.  Executive represents and warrants that Executive has never
      --------
      commenced or filed, and Executive covenants and agrees never to commence, file, aid, or in any way prosecute or cause to be commenced or prosecuted against the Releasees any action, charge, complaint, or other proceeding, whether administrative, judicial, legislative, or otherwise, including, but not limited to, any action or proceeding for attorneys' fees, experts' fees, disbursements, or costs based upon or seeking relief on account of actions or failures to act by the Releasees, which may have occurred or failed to occur before Executive's execution of this Agreement.

10.   No Other Claims.  Executive represents and warrants that no person other
      ---------------
      than Executive is entitled to assert any claim based on or arising out of any alleged discriminatory, unlawful, wrongful, tortious, or other conduct against Executive by the Releasees including, but not limited to, any and all claims for attorneys' fees, experts' fees or damages resulting as a consequence thereof, based upon or seeking relief on account of actions or failures to act by the Releasees, which may have occurred or failed to occur before Executive's execution of this Agreement. Executive further represents and warrants that Executive has not assigned and will never assign any such claim, and that in the event any such claim is filed or prosecuted by any other person or entity, Executive will cooperate fully with the Releasees and will move immediately to withdraw Executive's name and to disassociate Executive completely from any such claim, will request such person or entity to withdraw such claim with prejudice, and will not voluntarily cooperate with or testify on behalf of the person or entity prosecuting such claim.

11.   Voluntary; Revocation Rights.  Notwithstanding any other provision of this
      ----------------------------
      Agreement to the contrary:

      (a) Executive agrees that this Agreement constitutes a knowing and voluntary waiver of all rights or claims Executive may have against the Releasees, or any of them, including, but not limited to, all rights or claims arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA.

      (b) The Company and Executive agree that this Agreement will not affect the rights and responsibilities of the U.S. Equal Employment Opportunity Commission (the "EEOC") to enforce the ADEA and other laws, and further agree that this Agreement will not be used to justify interfering with Executive's protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC. The Company and Executive further agree that Executive knowingly and voluntarily waives all rights or claims (that arose prior to Executive's execution of this Agreement) Executive may have against the Releasees, or any of them, to receive any benefit or remedial relief (including, but not limited to, reinstatement, back pay, front pay, damages, and attorneys' and experts' fees) as a consequence of any charge filed with the EEOC, and of any litigation concerning any facts alleged in any such charge.

      (c) The Company and Executive agree that, for a period of seven (7) days following the execution of this Agreement, Executive has the right to revoke the provisions of this Agreement other than his resignation by giving notice in writing of such revocation to Mr. Jonah Meer, CIS Corporation, 74 Broad Street, 3rd Floor, New York, NY 10004. The Company and Executive further agree that this Agreement will not become effective or enforceable (other than the resignation provision) until the eighth (8th) day after the execution of this Agreement; and that in the event Executive revokes this Agreement prior to the eighth (8th) day after the execution of this Agreement, this Agreement, and the promises contained in this Agreement, (other than the resignation provision) will automatically be deemed null and void.

      (d) THE COMPANY HEREBY ADVISES AND URGES EXECUTIVE IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT. EXECUTIVE REPRESENTS AND WARRANTS THAT THE COMPANY HAS ADVISED AND URGED EXECUTIVE IN WRITING, AS SPECIFICALLY STATED IN THIS WRITTEN

           AGREEMENT, TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT. EXECUTIVE FURTHER REPRESENTS AND WARRANTS THAT THE COMPANY GAVE EXECUTIVE A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER THIS AGREEMENT BEFORE EXECUTING THIS AGREEMENT.

      (e) Executive's acceptance of any of the monies paid by and other consideration from the Company, at any time more than seven (7) days after the execution of this Agreement will constitute an admission by Executive that Executive did not revoke this Agreement during the revocation period of seven (7) days; and will further constitute an admission by Executive that this Agreement has become effective and enforceable.

      (f) If Executive executed this Agreement at any time prior to the end of at least twenty-one (21) day period that the Company gave Executive in which to consider this Agreement, such early execution was a knowing and voluntary waiver of Executive's right to consider this Agreement for at least twenty-one (21) days, and was due to Executive's belief that Executive had ample time in which to consider and understand this Agreement, and in which to review this Agreement with an attorney.

12.   No Disclosure.  Executive agrees that this Agreement, its terms and the
      -------------
      amount of the payments described in this Agreement are all confidential information and that Executive shall not disclose, discuss or otherwise publish such information under any circumstances, except to members of his immediate family, attorney or accountant, or by a court order, or if necessary to enforce the terms of this Agreement. Such information may be disclosed to the aforementioned individuals only on the condition that such individuals, in turn, agree to keep such information completely confidential and not to disclose it to others. If asked specifically about this matter, Executive will respond only that he may not discuss the matter. Executive acknowledges that a breach of this confidentiality provision shall constitute a material breach of this Agreement. Executive acknowledges that if Executive should materially breach this confidentiality provision, Executive shall, without prejudice to any other remedies the Company may have, return any payments made to him under this Agreement.

13.   Challenges of Agreement By Executive.  If the Executive, at any time after
      ------------------------------------
      the effectiveness of this Agreement as defined in Section 8(c) above, seeks to challenge the validity of this Agreement, including any challenge in connection with any breach of Sections 5 or 10 of this Agreement, the Executive immediately shall return to the Company the severance and other payments referenced in Section 2, and shall be liable for attorneys fees and expenses of Company in defending that challenge, and any other related losses, costs, damages or expenses.

14.   Indemnity.  Executive agrees to indemnify and hold harmless each and all
      ---------
      of the Releasees from and against any and all loss, cost, damage, or expense, including, but not limited to interest, penalties and attorneys' fees and expenses, incurred by the Releasees, or any of them, arising out of any breach by Executive of this Agreement, including without limitation, Executive's filing of any claims released under this Agreement, or the fact that any representation made by Executive in this Agreement was false when made. In addition, if Executive breaches the provisions of Section 5 or 10 above, the Company and Releasees shall be released from any obligation to make any payment under this Agreement, and the Company shall be entitled to recover from Executive the amount already paid under this Agreement.

15.   Applicable Law.  This Agreement will be deemed to have been made at
      --------------
      New York, New York, and shall be interpreted, construed, and enforced pursuant to the internal laws of the State of New York without regard to its conflict of law rules.

16.   Plural.  As used in this Agreement, the singular or plural number will be
      ------
      deemed to include the other whenever the context so indicates or requires.

17.   Entire Agreement.  This document states the entire agreement between
      ----------------
      Executive and the Company. This document supersedes and terminates any written or oral agreements or promises of employment which may have been in existence between the parties prior to this date. This Agreement shall not be changed, amended or modified except by a writing signed by the parties.

18.   No Admissions.  It is understood and agreed that neither the execution of
      -------------
      this Agreement by the Company, nor the terms of this Agreement, nor any payment made pursuant to this Agreement constitutes an admission of liability by the Company to Executive, inasmuch as the Company expressly denies any such liability. It is further understood and agreed that no person or entity shall use this Agreement, or the consideration received pursuant hereto, as evidence of any admission of liability, as the Company expressly denies any liability. This Agreement constitutes an offer of valuable consideration to compromise a disputed claim. In the event this Agreement does not become effective and enforceable, it is understood and agreed that it will not be admissible into evidence, for any purpose whatsoever, in any administrative proceeding, trial or appeal, irrespective of the forum.

19.   No Representations.  Executive expressly acknowledges, represents, and
      ------------------
      warrants that the terms and provisions of this Agreement herein stated are the only consideration for signing this Agreement; that no other promise or agreement of any kind has been made to or with any person or entity whatsoever to cause the signing of this Agreement; and that, in executing this Agreement, Executive does not rely and has not relied upon any representation or statement made by any of the Releasees or by any of the Releasees' agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise.

20.   No Policy.  Executive acknowledges that the terms and conditions of this
      ---------
      Agreement were specifically negotiated with the Company and neither reflect, create nor constitute a policy or practice of the Company generally with respect to payments to employees upon termination of employment.

21.   Time to Review.  Executive represents and acknowledges that Executive had
      --------------
      ample opportunity to review and comment on this Agreement.

22.   Jurisdiction and Venue.  The Company and Executive agree that any suit,
      ----------------------
      action or proceeding based on, arising out of or relating to this Agreement, or the breach of this Agreement, shall be brought exclusively in the United States District Court for the Southern District of New York, or the Supreme Court of the State of New York, New York County; and not in or before any other court, agency or other tribunal. Executive hereby irrevocably consents to the exercise of personal jurisdiction over Executive by the respective foregoing forum courts, agrees that venue shall be proper in such forum courts, and irrevocably waives and releases any and all defenses based on lack of personal jurisdiction, improper venue and/or forum non conveniens. Executive further waives any right Executive may have to a jury trial in any suit, action or proceeding based on, arising out of, or relating to this Agreement, or any breach of this Agreement.

23.   Invalidity.  In the event that any provision contained in this Agreement,
      ----------
      as between these parties, shall be determined to be invalid, illegal or unenforceable in any respect for any reason, by a final order of a court of competent jurisdiction, the validity, legality and enforceability of any such provision in every other respect, and the remaining provisions of this Agreement, shall not be in any way impaired. Notwithstanding the foregoing, if any such provision determined to be invalid, illegal or unenforceable may be valid, legal or enforceable by modification thereof, then the court may make such modification as may be necessary to make such provision valid, legal or enforceable.

24.   Cooperation.  Executive covenants and agrees that he will make himself
      -----------
      available as reasonably requested by the Company to testify in any suit, arbitration or proceeding or to otherwise reasonably assist the Company concerning matters that arose from, relate to or otherwise concern his employment, tenure with, or any responsibilities he had with the Company.

25.   ACKNOWLEDGMENT BY EXECUTIVE.  EXECUTIVE EXPRESSLY ACKNOWLEDGES,
      ---------------------------
      REPRESENTS, AND WARRANTS THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT; THAT EXECUTIVE FULLY UNDERSTANDS THIS AGREEMENT'S TERMS, CONDITIONS, AND SIGNIFICANCE; THAT EXECUTIVE HAS HAD AMPLE TIME TO CONSIDER AND NEGOTIATE THIS AGREEMENT; THAT THE COMPANY HAS ADVISED AND URGED EXECUTIVE TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT EXECUTIVE HAS HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; AND THAT EXECUTIVE HAS EXECUTED THIS AGREEMENT VOLUNTARILY, KNOWINGLY, AND WITH SUCH ADVISE OF ANY ATTORNEY AS EXECUTIVE SAW FIT.

      PLEASE READ CAREFULLY.  THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES.

COMPANY:                                    EXECUTIVE:

CONTINENTAL INFORMATION                     MICHAEL ROSEN
  SYSTEMS CORPORATION

By: ------------------------                Signature: -------------------------

Title:----------------------                Date: ------------------------------